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                                                                  Exhibit 99.3

                                      NOTE


THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

$6,200,000                                            Palo Alto, California
                                                         August __, 1999

         FOR VALUE RECEIVED, the undersigned NAVIDEC, INC. (the "COMPANY") promises to pay to the order of WFC HOLDINGS CORPORATION ("INVESTOR") at its office at 444 Market Street, San Francisco, California, or at such other place as the holder hereof (the "HOLDER") may designate, in lawful money of the United States of America and in immediately available funds, the principal sum of Six Million Two Hundred Thousand Dollars ($6,200,000), with interest thereon as set forth herein.

         This Note is made pursuant to and is subject to the terms and conditions of that certain Stock and Note Purchase Agreement between the Company and Investor dated as of July 23, 1999, as amended from time to time (the "STOCK AND NOTE PURCHASE AGREEMENT"). Capitalized terms used in this Note but not defined herein shall have the meanings assigned thereto in the Stock and Note Purchase Agreement.

INTEREST:

         (a) INTEREST. The outstanding principal balance of this Note shall bear interest (computed on the basis of a 360-day year, actual days elapsed) at a rate per annum of three percent (3%) except as provided below; accrued semiannually and payable on the Maturity Date (defined below).

REPAYMENT AND PREPAYMENT:

         (a) REPAYMENT. The principal amount of this Note and all accrued interest thereon shall be repaid on December 31, 2004 (the "MATURITY DATE").

         (b) MANDATORY PREPAYMENT. If by December 31, 2000 the Company shall not have obtained the Articles Approval and properly effected the related amendment to its Articles of Incorporation,



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Holder can require mandatory prepayment of this Note (including all interest accrued thereon calculated at seven percent (7%) per annum).

         (c) VOLUNTARY PREPAYMENT. The Company may not prepay principal or interest on this Note.

PUT:

         (a) PUT. If by December 31, 2000 the Company shall not have obtained the Articles Approval and properly effected the related amendment to its Articles of Incorporation, Holder may put this Note to the Company and the Company shall pay to the Holder in cash or by wire transfer within fifteen (15) days of the delivery of the put notice delivered pursuant to paragraph (c) below (the "PUT NOTICE"), the Put Price (defined below).

         (b) PUT PRICE. The "PUT PRICE" shall equal the product of (i) the number of shares into which this Note is convertible and (ii) the ten (10) day average closing price of the Company's Common Stock on the Nasdaq market for the ten (10) trading days ending on the day immediately preceding the delivery date of the Put Notice.

         (c) MECHANICS OF PUT. Upon put of this Note pursuant hereto, the Holder shall surrender this Note, duly endorsed, at the principal offices of the Company or any transfer agent of the Company and shall give written notice by registered or certified mail, postage prepaid, (or by fax) to the Company at its principal corporate office, of the election to put the same pursuant hereto and shall specify the means by which Holder will receive payment of the Put Price.

EVENTS OF DEFAULT:

         (a) EVENT OF DEFAULT. The occurrence of any of the following shall constitute an "EVENT OF DEFAULT" under this Note:

            (i) The Company shall fail to pay when due any principal, interest, fees or other amounts payable hereunder.

            (ii) Any default in the performance of or compliance with any obligation, agreement or other provision contained herein or in Section 6.1 of the Stock and Note Purchase Agreement (relating to the Articles Amendment), and with respect to any such default which by its nature can be cured, such default shall continue for a period of ten (10) days from its occurrence.

            (iii) The Company shall become insolvent, or shall suffer or consent to or apply for the appointment of a receiver, trustee, custodian or liquidator of itself or any of its property, or shall generally fail to pay its debts as they become due, or shall make a general assignment for the benefit of creditors; the Company shall file a voluntary petition in bankruptcy, or seeking reorganization, in order to effect a plan or other arrangement with creditors or any other relief under the Bankruptcy Reform Act, Title 11 of the United States Code, as amended or recodified from time to time ("BANKRUPTCY CODE"), or under any state or federal law granting relief to debtors, whether now or hereafter in effect; or any involuntary petition or proceeding pursuant to the Bankruptcy Code or any other applicable state or federal law relating to bankruptcy, reorganization or other relief for debtors



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is filed or commenced against the Company, or the Company shall file an answer admitting the jurisdiction of the court and the material allegations of any involuntary petition; or the Company shall be adjudicated a bankrupt, or an order for relief shall be entered against the Company by any court of competent jurisdiction under the Bankruptcy Code or any other applicable state or federal law relating to bankruptcy, reorganization or other relief for debtors.

CONVERSION:

         (a) OPTIONAL CONVERSION. The Holder of this Note has the right, at its option, at any time, to convert this Note and interest thereon, in accordance with the provisions hereof, in whole or in part into shares of the Company's Common Stock. Any such conversion shall be subject to and made in accordance with the Bank Holding Company Act (the "BHC ACT") and the Conversion Agreement.

         (b) MANDATORY CONVERSION. This Note, including interest thereon, shall automatically convert in full into shares of the Company's Common Stock once the Company has obtained the Articles Approval and properly effected the related amendment to its Articles of Incorporation.

         (c) NUMBER OF SHARES; NATURE OF COMMON STOCK RECEIVED. Subject to adjustment pursuant to (e) below, the number of shares of Common Stock into which this Note may be converted shall be equal to the product of (i) that portion of the Six Million Two Hundred Thousand ($6,200,000) initial principal amount of this Note (expressed as a percentage) being converted and (ii) Six Hundred Twenty Thousand (620,000) shares of Common Stock. In connection with any conversion pursuant to (a) or (b) above, Investor shall designate whether the shares to be received shall be comprised of voting Common Stock, non-voting Common Stock or a combination thereof and in what amounts.

         (d) MECHANICS AND EFFECT OF CONVERSION. No fractional shares of the Company's capital stock will be issued upon conversion of this Note. In lieu of any fractional share to which the Holder would otherwise be entitled, the Company will pay to the Holder in cash the amount of the unconverted principal and interest balance of this Note that would otherwise be converted into such fractional share. Upon conversion of this Note pursuant hereto, the Holder shall surrender this Note, duly endorsed, at the principal offices of the Company or any transfer agent of the Company and shall give written notice by registered or certified mail, postage prepaid, to the Company at its principal corporate office, of the election to convert the same pursuant hereto, and shall state therein the amount of the unpaid principal amount of this Note to be converted and the name or names in which the certificate or certificates for shares of Common Stock are to be issued. At its expense, the Company will, as soon as practicable thereafter, issue and deliver to such Holder, at such principal office, a certificate or certificates for the number of shares to which such Holder is entitled upon such conversion, together with any other securities and property to which the Holder is entitled upon such conversion under the terms of this Note, including a check payable to the holder for any cash amounts payable as described herein and a replacement Note in respect of that portion of this Note which is not so converted. Upon conversion of this Note, the Company will be forever released from all of its obligations and liabilities under this Note with regard to that portion of the principal amount and accrued interest being converted including without limitation the obligation to pay such portion of the principal amount and accrued interest. The conversion shall be deemed to have been made



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immediately prior to the close of business on the date of the surrender of this
Note, and the Person or Persons entitled to receive the shares of Common Stock upon such conversion shall be treated for all purposes as the record holder or holders of such Common Stock as of such date.

         (e) CONVERSION ADJUSTMENTS.

            (i) PUBLIC OFFERING PRICE BASED ADJUSTMENT. If the per share price paid in the Company's proposed underwritten public offering of Common Stock (the "PUBLIC OFFERING") shall be less than $10 per share, the number of shares of the Company's Common Stock into which this Note may be converted shall be automatically adjusted to equal:

                           ($10,000,000 divided by X) minus Y

                           where    X =   the per share price in the Public
                                          Offering; and

                                    Y     = the number of shares of Common Stock
                                          acquired by Investor upon the closing
                                          of the Stock and Note Purchase
                                          Agreement.

            (ii) FAILURE TO OBTAIN ARTICLES APPROVAL. If the Company shall fail to obtain the Articles Approval and properly file the related amendment to the Articles on or prior to December 31, 2000, the number of shares which may be acquired upon conversion of this Note shall increase by five percent (5%) compounded for each full or partial month after December 31, 2000 that shall pass prior to receipt of the Articles Approval and filing of the related articles.

            (iii) ADJUSTMENTS FOR STOCK SPLITS AND SUBDIVISIONS. In the event the Company should at any time or from time to time after the date of issuance hereof fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of the Common Stock entitled to receive a dividend or other distribution payable in additional shares of the Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of the Common Stock (hereinafter referred to as the "COMMON STOCK EQUIVALENTS") without payment of any consideration by such holder for the additional shares of the Common Stock or the Common Stock Equivalents (including the additional shares of the Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the number of shares of Common Stock issuable upon the conversion of this Note shall be appropriately increased in proportion to such increase of outstanding shares.

            (iv) ADJUSTMENTS FOR REVERSE STOCK SPLITS. If the number of shares of the Common Stock outstanding at any time after the date hereof is decreased by a combination of the outstanding shares of the Common Stock, then, following the record date of such combination, the number of shares of the Common Stock issuable on conversion of this Note shall be decreased in proportion to such decrease in outstanding shares.

            (v) NOTICES OF RECORD DATE, ETC. In the event of:

               (1) Any taking by the Company of a record of the holders of any class of



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securities of the Company for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend payable out of earned surplus at the same rate as that of the last such cash dividend theretofore paid) or other distribution or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right; or

               (2) Any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any transfer of all or substantially all of the assets of the Company to any other Person or any consolidation or merger involving the Company; or

               (3) Any voluntary or involuntary dissolution, liquidation or winding-up of the Company,

the Company will mail to the Holder of this Note at least ten (10) days prior to the earliest date specified therein, a notice specifying (A) the date on which any such record is to be taken for the purpose of such dividend, distribution or right and the amount and character of such dividend, distribution or right; and
(B) the date on which any such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding-up is expected to become effective and the record date for determining shareholders entitled to vote thereon.

            (vi) RESERVATION OF STOCK ISSUABLE UPON CONVERSION. For purposes of conversion of this Note, the Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock sufficient numbers of such shares.

MISCELLANEOUS:

         (a) REMEDIES. Upon the occurrence of any Event of Default, the holder of this Note, at the holder's option, may declare all sums of principal and interest outstanding hereunder to be immediately due and payable without presentment, demand, notice of nonperformance, notice of protest, protest or notice of dishonor, all of which are expressly waived by the Company. the Company shall pay to the holder immediately upon demand the full amount of all payments, advances, charges, costs and expenses, including reasonable attorneys' fees (to include outside counsel fees and all allocated costs of the holder's in-house counsel), expended or incurred by the holder in connection with the enforcement of the holder's rights and/or the collection of any amounts which become due to the holder under this Note, and the prosecution or defense of any action in any way related to this Note, including without limitation, any action for declaratory relief, whether incurred at the trial or appellate level, in an arbitration proceeding or otherwise, and including any of the foregoing incurred in connection with any bankruptcy proceeding (including without limitation, any adversary proceeding, contested matter or motion brought by Investor or any other person) relating to the Company or any other person or entity.

         (b) GOVERNING LAW. This Note shall be governed by and construed in accordance with the laws of the State of Delaware.


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         IN WITNESS WHEREOF, the undersigned has executed this Note as of the date first written above.


                                               NAVIDEC, INC.


                                               -------------------------------
                                               By:  J. Ralph Armijo, President


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